As filed with the Securities and Exchange Commission on September 18, 2009

Registration No.__________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	62-1612879 (IRS Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, GA 30022 (Address of principal executive offices)	30022 (Zip Code)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RESTRICTED STOCK PLAN
(Amended and Restated as of January 1, 2009)
(Full title of the plan)

John W. Rumely, Jr.
General Counsel and Secretary
SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, GA 30022
(Name and address of agent for service)

1-770-569-4278
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered[1]	Proposed maximum offering price per share[2]	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.10 per share (together with associated preferred stock purchase rights)	362,500 shares	$54.34	$19,698,250	$1,100

1 Pursuant to Rule 416(a) the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilutions resulting from stock splits, stock dividends or similar transactions as provided in the Schweitzer-Mauduit International, Inc. Restricted Stock Plan.

2 Pursuant to Rule 457(h)(1), these figures are based upon the average of the high and low prices of the Common Stock on September 14, 2009, as reported on September 15, 2009 in the New York Stock Exchange consolidated reporting system, and are used solely for the purpose of calculating the registration fee.

Explanatory Note

Schweitzer-Mauduit International, Inc. (the “Company”) is filing this registration statement on Form S-8 to register 362,500 additional shares of Company common stock authorized for issuance under the Schweitzer-Mauduit International, Inc. Restricted Stock Plan (the “Plan”). The authorization of issuance of such additional shares was approved by the Company shareholders at the Annual Meeting on April 24, 2008. The Plan is an amendment and restatement of the Company’s Amended and Restated Restricted Stock Plan, with respect to which the Company filed, on  June 10, 2003, a registration statement on Form S-8 (registration statement number 333-105998) with the Securities and Exchange Commission (the “Commission”).  The total number of shares of Company common stock issuable under the Plan is 1,000,000, which includes the 362,500 shares of Company common stock registered on this registration statement and 637,500 shares of previously registered Company common stock.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents constituting Part I of this Registration Statement have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.  These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of the Part II of this Registration Statement.  The Company also will provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act.  Requests for the above-mentioned information should be directed to Vice President of Human Resources, Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022, telephone number (800) 514-0186.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

The undersigned registrant hereby incorporates by reference into this registration statement a copy of the following:

(i)
the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 filed on March 6, 2009 (retrospectively adjusted by our Current Report on Form 8-K as filed with the SEC on September 17, 2009 for the adoption of SFAS 160 and FSP No. EITF 03-6-1);

(ii)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed on August 5, 2009;

(iii)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 6, 2009;

(iv)	the Company’s Current Report on Form 8-K, filed September 11, 2009 (but not Item 9.01 therein);

(v)	the Company’s Current Report on Form 8-K, filed May 12, 2009;

(vi)	the Company’s Current Report on Form 8-K, filed April 21, 2009 (but not Items 2.02 and 9.01 therein);

(vii)	the Company’s Current Report on Form 8-K, filed January 22, 2009;

(viii)	the Company’s Current Report on Form 8-K, filed January 6, 2009;

(ix)	the description of the Company’s Common Stock filed as Exhibit 99.1 to this Registration Statement;

(x)
the description of the Company’s preferred stock purchase rights contained in the Company’s Amended and Restated Shareholder Rights Agreement, filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed on November 14, 2000; and

(xi)	the Company’s Current Report on Form 8-K, filed September 17, 2009.

In addition, all documents filed subsequent to the date of this registration statement by the undersigned registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment hereto, which either indicates that all shares of common stock offered hereby have been sold or deregisters any shares of such common stock then remaining, shall also be deemed to have been incorporated by reference into this registration statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.	Indemnification of Directors and Officers.

Section 145 Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful.  The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter herein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

The By-Laws of the Company provide in substance that a director or officer of the Company, or a party serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company to the maximum extent permitted by the Delaware Code.

The Company has an insurance policy covering liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

ITEM 7.	Exemption from Registration Claimed.

Not applicable.

ITEM 8.	Exhibits.

Exhibit Number	Description

4.1	Shareholder Rights Agreement Amended and Restated as of October 1, 2000 incorporated by reference to Exhibit 4.2 to the Company’s Form 10-Q for the quarter ended September 30, 2000.

5.1	Opinion of Troutman Sanders LLP.

10.1	Restricted Stock Plan Amended and Restated as of January 1, 2009 incorporated by reference to Exhibit 10.25 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5.1).

24.1	Powers of attorney.

99.1	Description of the Company’s Common Stock.

Exhibits listed above which have heretofore been filed with the Commission and which were incorporated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

ITEM 9.	Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, State of Georgia, on September 17, 2009.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

By:	/s/ Frédéric P. Villoutreix
Frédéric P. Villoutreix
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frédéric P. Villoutreix	Chief Executive Officer	September 17, 2009
Frédéric P. Villoutreix	and Chairman of the Board (principal executive officer)

/s/ Peter J. Thompson	Treasurer, Chief Financial and	September 17, 2009
Peter J. Thompson	Strategic Planning Officer (principal financial officer)

/s/ Mark A. Spears	Controller	September 17, 2009
Mark A. Spears	(principal accounting officer)

*	Director	September 17, 2009
Claire L. Arnold

*	Director	September 17, 2009
K.C. Caldabaugh

*	Director	September 17, 2009
William A. Finn

*	Director	September 17, 2009
Richard D. Jackson

*	Director	September 17, 2009
Robert F. McCullough

* By:	/s/ Frédéric P. Villoutreix
Frédéric P. Villoutreix
Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5.1).

24.1	Powers of Attorney.

99.1	Description of Common Stock